Prudential Government Securities Trust
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077





		June 24, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Prudential Government
Securities Trust
	File Nos. 002-74139 and 811-03264

	On behalf of the Prudential Government
Securities Trust, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-
1220.

Very truly yours,


/s/_Sadig Peshiman_____
M. Sadiq Peshimam
Assistant Treasurer